UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

URANIUM STAR CORP.
(Exact Name of Small Business Issuer as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

1000 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Small Business Issuer’s telephone number, including area code:   (416) 364-4986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In a press release disseminated on September 6, 2007, Uranium Star Corp. ("Uranium Star") announced that it had entered into an agreement with Madagascar Minerals and Resources sarl ("Madagascar Minerals"), a private land-holding company, to acquire a seventy five percent 75% interest in a property located in South-Central Madagascar covering an area of approximately 180 square kilometers.  Pursuant to the agreement, Uranium Star is required to make the following payments to Madagascar Minerals: a cash payment of US$765,000, issue 1,250,000 shares of Uranium Star's common stock, and further issue warrants exercisable for 500,000 shares of Uranium Star's common stock at an exercise price of at $1.00 per share for a period of 24 months from the date of issuance.  The closing price for Uranium Star's common shares on September 5, 2007, the day prior to the announcement of this transaction, was $0.35, such that the deemed value of the transaction is $1,202,500.

The agreement between Uranium Star and Madagascar Minerals provides for the creation of a limited liability company under the laws of Madagascar (the "Joint Venture Company").  Madagascar Minerals is to transfer the property to the Joint Venture Company.  75% of the Joint Venture Company's shares will be owned by Uranium Star and 25% of the Joint Venture Company's shares will be owned by Madagascar Minerals.  Uranium Star is required to make the cash payment described above within 15 days of title to the property vesting in the Joint Venture Company, and to issue the common shares and the warrants described above within 30 days of the property vesting in Joint Venture Company.  The Joint Venture Company and all of its exploration, development and other activities will be managed and operated by Uranium Star.

The Three Horses Property is located south of Majescor's Besakoa volcanogenic massive sulphide property, which has displayed distinct mineralization and alteration associated with VMS deposits. It is believed that the Three Horses Property is a southern strike extension of the same stratigraphy that hosts the Besakoa VMS mineralization.

Uranium Star has contracted Fugro Airborne Surveys Limited to commence a helicopter borne AEM - magnetometer survey on the Three Horses Property starting at the end of September 2007. It is expected that the survey will take 4-6 weeks to complete, with results received before the end of the year. A field crew, headed by Taiga Consultants of Calgary, is currently mobilizing to the property to start regional geological mapping and geochemical work as well as examine known gossan mineralization on the property.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
10.1	Joint Venture Agreement dated August 22, 2007 between Uranium Star Corp. and Madagascar Minerals and Resources sarl
99.1	Press Release dated September 6, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the small business issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM STAR CORP.

(Small business issuer)

Date: September 11, 2007

  /s/ J.A. Kirk McKinnon

______________

J.A. Kirk McKinnon

President and Chief Executive Officer

Exhibit 10.1

JOINT VENTURE AGREEMENT

This Agreement is made this 22nd day of August 2007

Between

Uranium Star, a company incorporated under the laws of the State of Nevada, United States of America, having its principal office at Suite 1000, 141 Adelaide St West, Toronto, Ontario, Canada M5H 3L5, represented by Richard Schler (hereinafter “Uranium Star”)

And

Madagascar Minerals and Resources sarl, a company incorporated under the laws of Madagascar, having its registered office at Lot VB81 A Ter, Ambatoroka, Antananarivo 101, Madagascar, represented by its gérant Ralph McLintock (hereinafter “Local Partner”)

WHEREAS

a)

The Local Partner is the registered holder directly of mineral Permits

TN 12 306, P(R) issued on

 (26 squares)

TN 12 814, P(R) issued on

 (3 squares)

TN 12 887, P(R) issued on

 (1 square)

TN 12 888, P(R) issued on

 (1 square)

TN 13 020, P(R) issued on

 (1 square)

TN 13 021, P(R) issued on

 (4 squares)

(hereinafter the “Properties”) issued by the Bureau de Cadastre Minier de Madagascar (“BCMM”) pursuant to the Mining Code 1999 (as amended) and its implementing decrees, as listed at Schedule 1 attached with maps attached at Schedule 2;

b)

The Properties are not divisible, and the Parties’ interest therein will be defined in terms of a percentage interest in the issued and outstanding common shares of a limited liability company (SARL) to be organized under the laws of Madagascar (the Joint Venture Company (“JVC”)) that will hold the properties;

c)

The Local Partner is willing to transfer the Properties to the JVC subject to the terms and conditions contained herein;

d)

Uranium Star will establish the JVC in exchange for 75% of JVC’s common shares.

e)

The Local Partner will deliver the permits and related endorsement pages and maps relating to the Properties (the “Permit Documents”) to Uranium Star together with a signed copy of a permit transfer agreement (the “Local Partner Permit Transfer Agreement”) and related documents (collectively the “Local Partner Transfer Documents”) sufficient to transfer the Properties to the JVC,

Now therefore, the parties agree as follows:

1.

Joint Venture Company

Within fourteen (14) days of the execution of this agreement, Uranium Star and the Local Partner will together create a new company, to be called Three Horses Joint Venture sarl (referred to herein as “JVC”). The shareholding of the JVC shall be an 75% (seventy five percent) interest for Uranium Star and a 25% (twenty percent) interest for the Local Partner. The gérant of the company shall be appointed by Uranium Star.

Following the creation of JVC, the Local Partner shall transfer the Properties to JVC for no additional payment. Uranium Star will bear the costs associated with JVC’s acquisition of the Properties.

As soon as practicable, but in any event within fourteen (14) business days following the date of registration of the JVC at the Commercial Registry of Antananarivo, the Local Partner shall submit the Permit Documents and  the Local Partner Transfer Documents to the BCMM.  The date on which the Permit is transferred to the JVC as indicated by its entry into the registry of the BCMM shall be referred to herein as the “Effective Date”.

2.

Representations and Warranties

The Local Partner represents and warrants to Uranium Star and the Investor that as of the date of this Agreement and the Effective Date:

a.

The Properties are properly and accurately described in the endorsement pages of the copy of the Property certificates that are attached as Schedule 1 and maps relating thereto at Schedule 2;

b.

It is the registered and recorded legal and beneficial owner of a one hundred percent (100%) interest in the Properties comprising the Properties, and the License have been properly and duly recorded, registered and filed and are in good standing;

c.

Except as otherwise set out in these representations and warranties, the Properties are free and clear of all registered or unregistered liens, charges and encumbrances (including but not limited to both legal and traditional rights);

d.

There are no outstanding or pending actions, suits or claims affecting all or any part of the Properties, nor is there any basis for such action, suit or claim;

e.

there are no other agreements, adverse interests or options to acquire or purchase the Properties or any portion thereof and no person other than the Local Partner has any proprietary or possessory interest in he Properties, or is entitled to any royalty payable by the Local Partner, or to the best of the Local Partners’ information, knowledge and belief, payable by any other person, in respect to any mineral products removed from the Properties; and

f.

conditions on and relating to the Properties with respect to all past and current operations thereon are in material compliance with all applicable laws, regulations and orders relating to environmental matters including but not limited to reclamation, rehabilitation, waster disposal and storage.

3.

Carried Interest

Uranium Star undertakes to give the Local Partner a free carried interest in JVC until completion of a pre-feasibility study, which will include the items set out in Schedule 3 hereto. No contribution in equity or in kind (other than as set out herein) shall be required of the Local partner by Uranium Star until completion of the pre-feasibility study. Upon delivery of such document to the Local Partner by Uranium Star, the parties shall contribute pari-passu to further project development and/or exploration cost, or be diluted accordingly subject to the terms and conditions as outlined in Schedule 4, which will outline the dilution definitions and formula.

4.

Payments to Local Partner

The Uranium Star agrees to the following payment structure with the Local Partner

Payment 1: A signing fee payment of fifteen thousand US dollars (US$15,000) within 15 days of the Properties vesting in JVC.

Payment 2: A cash payment of seven hundred and fifty thousand dollars (US$750,000) within 15 days of the Properties vesting in JVC.

Payment 3: the issue of one million two-hundred & fifty-thousand (1,250,000) common shares in Uranium Star and five hundred thousand (500,000) warrants within 30 days of the properties vesting in JVC, such warrants exercisable at $1.00/share for a period of 24 months after issuance.

5.

JVC Management

JVC will be managed by Uranium Star who shall have exclusive rights to appoint the gérant (or other officers as appropriate). Uranium Star shall also have exclusive rights to direct and manage all exploration and other activities of JVC. Uranium Star will supply written progress reports to the Local Partner as they become available.

6.

Property Carrying Costs

So long as this Agreement is in force, JVC shall be responsible for paying all fees, taxes (other than income), rentals or other costs necessary to maintain title to the Property in good standing. These costs shall include any required environmental bond or similar guarantee with respect to the work to be carried out by JVC. The Local Partner shall be responsible for all environmental liabilities (including but not limited to reclamation, restoration or other recovery obligations) with respect to the Property incurred prior to the date of signing the Letter of Agreement.

7.

Requirements During the Agreement Period

a.

Uranium Star, shall, in its sole discretion, be responsible for carrying out and administering exploration and development work on the Property through JVC, and shall have exclusive control of all operations on the Properties. Further the Local Partner agrees and grants to Uranium Star an exclusive right to undertake exploration on the Properties from the date of this Agreement to such time as the Properties are re-issued in the name of JVC.

b.

JVC shall have the exclusive right to conduct exploration and development work on the Properties, with the full right to remove mineral samples and ores therefrom for the purpose of assays and tests, and to erect, bring and install all such buildings, machinery, equipment and supplies thereon as Uranium Star in its sole discretion may deem necessary and proper;

c.

Uranium Star shall provide the Local Partner with written reports, on the status of any exploration and development work on the Properties and on any significant results achieved,

d.

On the date this Agreement is executed, the Local Partner, their agents, representatives and associates shall immediately cease and shall, for the period of this Agreement, refrain from conducting any exploration or mining work on the Properties.

8.

Performance of Work

Uranium Star shall ensure that all work done by the JVC on the Properties shall be done in accordance with good exploration and mining practice and the JVC’s activities in respect of the Property shall be in all material respects performed in compliance with that applicable laws, regulations and orders of Madagascar, including, without limitation, those relating to environmental matters, such as waster disposal, storage and reclamation. The Parties must inform JVC management within 30 days of being aware of any breach of any law, regulation or orders by JVC whereupon JVC shall have not less than thirty days thereafter to begin to remedy the same before any action may be taken under this agreement.

9.

Assistance with Approvals

Insofar as requested by Uranium Star, the Local Partner, shall assist in obtaining all necessary approvals, exploration permits, permissions and exploitation rights from those local and governmental agencies and institutions with regulatory and statutory authority to issue such items provided always that any costs or expenses incurred thereby shall be borne by Uranium Star.

10. Additional Squares

In the event that either party or its associates including any direct or indirect subsidiaries acquires squares within 10 (ten) kilometers of the Perimeter of the Properties outlined in Schedule 1, it will become part of this agreement and included in the definition of Properties. Such additional property will be held within the JVC.

11. Dropped Squares

If at any time Uranium Star decides to drop and Property or Properties, it shall first offer that Property to the Local Partner who shall have 60 days to accept or decline, during which time the JVC shall keep the Properties in good standing. In the event that a third party makes a financial offer for a property, the Local Partner shall have a right of pre-emption on terms equal to the offer which was received from the third party.

12.

Termination of the Agreement

The Agreement shall be terminated if Uranium Star elects to terminate the Agreement at any time by providing 60 days written notice to the Local Partner.

This notice shall give the Local Partner a first right of refusal over the Properties equal to any other offer which may have been received from any third party.

Upon termination of this Agreement neither Uranium Star (including any of its direct or indirect subsidiaries) nor the Local Partner shall have any further obligations or liabilities to each other under this agreement.

13.

Completion of Agreement Obligations

Following completion of the pre-feasibility study as set out in clause 3 above, all contributions to project development and/or further exploration shall be made pari-passu. In the event that one or other of the parties is unable to make their contribution to funding, their shareholding shall be diluted accordingly. In the event that a shareholder’s shareholding in JVC is diluted below 10%, then the remaining shareholding shall be exchanged with the majority shareholder for a 2% net smelter return (the “NSR”).

Further, the NSR may be acquired by the remaining shareholder as follows:

(a)

the first 1% at US$1,000,000 in cash or shares of Uranium Star; and

(b)

the second 1% at US$1,500,000 in cash or shares of Uranium Star.

Both at the option of the remaining shareholder.

14.

Definition of “interest”

For purposes of this agreement the term “interest” in relation to the Property means a sharing in all of the rights and benefits as well as obligations and liabilities with respect to the Property subject to Clause 3. Further, it is understood that such term is used herein to reflect that such participation shall be given effect through ownership of the JVC Shares and not through direct ownership in the Property.

15.

Disclosure and Confidentiality

The parties are obligated to protect the confidentiality of all matters relating to exploration and development of the Property. The terms set out in this Agreement are confidential between Uranium Star and the Local Partner. The Local Partner may not, during the life of this Agreement and for two years after its termination, make publications, declarations, or divulge anything in the media or to third parties without consent in writing from Uranium Star. Such consent shall not be unreasonably withheld. During such time Uranium Star may make publications, declarations, or divulge anything in the media or to third parties without consent in writing from the Local Partner.

16.

Offending Provision

If any article, section or paragraph or part thereof, of this Agreement, or any agreement or document appended hereto or made a part hereof is invalid, ruled illegal, by any court of competent jurisdiction, or unenforceable under present or future laws effective during the term of this Agreement, then it is the intention of the Parties that the remainder of the Agreement, or any agreement or document appended hereto or made a part hereof, shall not be affected thereby unless the deletion of such provision (the “offending provision”) shall cause this Agreement to become materially adverse to any Party, in which case the Parties shall negotiate in good faith such changes to the Agreement as will best preserve for the Parties the benefits and obligations of the offending provision.

17.

Arbitration

Both parties acknowledge that litigation as a means of resolving any dispute or difference arising out of or in connection with this Agreement shall be a last resort. In the event that a deadlock is reached in any dispute or difference arising out of or in connection with this Agreement, then the respective Party’s representative will meet with to negotiate with full power to conclude an agreement. Failing agreement between the representatives, an independent expert will be appointed who will act expressly not as an arbitrator, to be agreed between the Parties or failing agreement within 60 (sixty) days, after either Party has given to the other a written request to concur in the appointment the Mauritian Chamber of Commerce in Port Lois, Mauritius such arbitration to be conducted in English according to ICC rules. The costs of an independent expert or arbitrator, if the latter is appointed following a failure to agree on an independent expert, shall be borne equally by the Parties unless otherwise determined by the arbitrator(s)’s award. The arbitration award shall be given in writing and shall be final and binding on the parties, not subject to any appeal, and shall deal with the question of cost of arbitration and all matters related thereto. The award rendered may be enforced by any court having jurisdiction over the Properties, or application may be made to such court for a judicial recognition of the award or an order enforcement thereof, as the case may be.

18.

Notices

Any notice, election, consent or other writing required or permitted to be given hereunder shall be sufficiently given if delivered or if mailed by registered air mail or by speed post or fax, addressed as follows:

To the Local Partner:

Address:

Lot VB81 A Ter

Ambatoroka

101 Antananarivo

Tel:

+261 32 079 0176

Fax:

+261 20 223 3774

Email:

minerals@freenet.mg

To Uranium Star:

Address:

Suite 1000

141 Adelaide St West

Toronto

Ontario

Canada M5H 3L5

Tel:

+1 416 364 7024

Fax:

+1 416 364 2753

Email:

rschler@uraniumstar.com

19.

Force Majeure

If required Party should be delayed in or prevented from performing any of the terms, covenants or conditions of this Agreement by reason of a cause beyond the control of such Parties, including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, forest or highway closures, strikes, lockouts, wars, acts of God, government regulation, restriction or interference, climate or weather-induced delays, acts of the public enemy, riots, political disturbances whether related or not to disputed elections, fire, storm, flood, explosion, failure to obtain any approvals required from regulatory authorities, including environmental protection agencies, unavailability of equipment, interference of third party specific interests groups or other causes whether of the kind enumerated above or otherwise which is not reasonably within the control of the party including but without restricting the generality of the foregoing, or any other cause beyond such Party’s control, then any such failure on the part of such Party to so perform shall not be deemed to be a breach of this Agreement. No right of a party shall be affected for failure or delay of the party to meet any condition of this Agreement, which failure or delay is caused by one of the events above referred to and condition of this Agreement shall be extended by the total period of all such delays. Nothing contained in this section shall require any party to settle any industrial dispute. In order that the provisions of this article may become operative, the Party whose performance is so delayed or prevalent shall give notice in writing to the other Party, forthwith and for each new cause of delay of prevention and shall set out in such notice particulars of the cause thereof and the day upon which the same arose, and shall give like notice forthwith following the date that such cause ceased to subsist.

20.

Assignment, Sale etc of Interest

Uranium Star may assign all or part of its interest in the JVC to another company freely without consent from the Local Partner. The Local Partner may not assign any of its interest in JVC without the express agreement of Uranium Star in writing which may not be unreasonably withheld.

In the event of any third party either financing or making a financial offer for JVC then the Parties agree to present themselves as a single entity in which Uranium Star shall have exclusive rights to conduct the negotiations. Uranium Star shall make best efforts to inform the Local Partner in advance of any negotiations and a representative of the Local Partner is entitled to be present.

In the event that Uranium Star accepts an offer for the entire shareholding in the JVC, all other Shareholders shall be obliged to accept the same offer on the same terms, or to sell their shares in JVC to Uranium Star at the same price as contained in the offer.

21.

 Governing Law

This Agreement will be governed by the laws of Madagascar excluding the provisions of law that would require the application of the laws of any other jurisdiction. While this Agreement may be translated into French, the English version of this Agreement shall be the official version and shall prevail to the extent of any inconsistency.

THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF the Parties to this Agreement have signed below

  /s/ Richard Schler_____

Richard Schler

Authorised Representative

Uranium Star Corporation

  /s/ Ralph McLintock___

Ralph McLintock

Gérant

Mineral Resources of Madagascar SARL

Schedule 1

The Properties

Shedule 1: URST – VMS Co-ordinates

PR 12306 – Tulear region/Fotadrevo

253.75 x 231.25

253.75 x 233.75

256.25 x 223.75

256.25 x 226.25

256.25 x 228.75

256.25 x 231.25

256.25 x 233.75

256.25 x 236.25

256.25 x 238.75

256.25 x 241.25

256.25 x 243.75

258.75 x 223.75

258.75 x 226.25

258.75 x 228.75

258.75 x 231.25

258.75 x 233.75

258.75 x 236.25

258.75 x 238.75

258.75 x 241.25

258.75 x 243.75

261.25 x 231.25

261.25 x 233.75

261.25 x 236.25

261.25 x 238.75

261.25 x 241.25

261.25 x 243.75

PR 12888 – Tulear region/ Fotadrevo

251.25 x 231.25

PR 12887 – Tulear region/ Fotadrevo

248.75 x 228.75

PR 12814 – Tulear region/ Fotadrevo

261.25 x 223.75

261.25 x 226.25

261.25 x 228.75

PR 13020 – Tulear region/ Fotadrevo

261.25 x 273.75

PR 13021 – Tulear region/ Fotadrevo

261.25 x 266.25

261.25 x 268.75

263.75 x 268.75

263.75 x 271.25

Schedule 2

Maps of the Properties

Schedule 3

Definition of Pre-Feasibility

“Pre-Feasibility Study” means a study that includes a high level of data development and evaluation of the commercial potential of the Property with the results of the study to be summarised in a feasibility report which, for the purpose of the Agreement, means a written evaluation of the commercial potential of any ore body in the Property in a form sufficient to reasonably satisfy the requirements of an institutional lender considering project financing to develop the Property to commercial production with such feasibility report establishing that such ore body is of sufficient size and grade to justify development of a mine and setting forth the following matters to the extent relevant and being prepared by a qualified independent engineering firm specializing in mining:

I.

the geographic area covered by such feasibility report,

II.

the estimated recoverable reserves of Minerals with an indication of proven and probably reserves and the estimated average composition and content thereof which may be produced,

III.

procedures for developing, mining and producing Minerals from the ore body, including the preparation of appropriate or preliminary plans and sections, plan layouts, production schedules, manpower requirements and operating costs,

IV.

results of ore amenability tests,

V.

the nature and extent of the machinery, equipment and other facilities proposed to be acquired for the purpose of producing and marketing Minerals from the ore body, which may include mill facilities for processing such ore if the size, extent and location of the ore body which will be available for processing in such mill appear to make such mill facilities feasible, in which event the study shall also include a preliminary design for such mill,

VI.

the total costs, including capital budget, which are to be reasonably required to purchase, construct and install all machines, equipment and other facilities referred to in the preceding paragraph (v) of the is definition, including a schedule of the timing of the capital requirement for such purchases,

VII.

an estimate of closure costs, including rehabilitation of the site in accordance with standards and practices applicable to regulations governing such in Ontario, Canada,

VIII.

cashflow projections for the life of the project,

IX.

infrastructure (roads, power, water, communication etc.) development costs, and

X.

tailings treatment and handling facilities.

Schedule 4

Dilution Clause Definitions, Terms and Formula

Exhibit 99.1

Uranium Star Corp. OTC Bulletin Board: URST FRANKFURT: YE5

Sep 06, 2007 09:00 ET

Uranium Star Acquires Madagascar Property; Executes Plan to Underpin Company with Additional Assets

TORONTO, ONTARIO--(Marketwire - Sept. 6, 2007) - Uranium Star Corp. (OTCBB:URST)(FRANKFURT:YE5) is pleased to announce an addition to its property portfolio. The flagship Sagar Property in Northern Quebec will be joined by the Three Horses Property in South-Central Madagascar. The company has signed an agreement with Madagascar Minerals to acquire a 75% interest in the Three Horses Property in Madagascar which covers an area of approximately 180 square kilometers for a cash payment of seven-hundred & sixty-five thousand US dollars ($765,000 USD), the issuance of one million two-hundred & fifty thousand (1,250,000) URST common shares and five-hundred thousand (500,000) URST common share purchase warrants exercisable at $1.00 per share for a period of 24 months from date of issuance. Madagascar Minerals is a private land-holding company.

Madagascar: Up and Coming Mining Jurisdiction

Uranium Star believes Madagascar represents an excellent opportunity for mineral exploration. The African island nation is the beneficiary of a great deal of geological diversity from the time of its formation. Madagascar's current political regime has been stable, supportive of business and encouraging to foreign investment. The government was recently re-elected and has five years remaining in its mandate. Madagascar's mining laws are fixed and have been consistently upheld by the local government and legal system. Other mining companies that have been early movers in Madagascar include Rio Tinto, Sherritt and Alcan. Rio Tinto and Sherritt are currently developing separate projects that require capital expenditures in excess of US$1 billion.

The Three Horses Property

The Three Horses Property is located south of Majescor's Besakoa volcanogenic massive sulphide property which has displayed distinct mineralization and alteration associated with VMS deposits. It is believed that the Three Horses Property is a southern strike extension of the same stratigraphy that hosts the Besakoa VMS mineralization.

Uranium Star has contracted Fugro Airborne Surveys Limited to commence a helicopter borne AEM - magnetometer survey on the Three Horses Property starting at the end of September 2007. It is expected that the survey will take 4-6 weeks to complete with results received before the end of the year. A field crew, headed by Taiga Consultants of Calgary, is currently mobilizing to the property to start regional geological mapping and geochemical work as well as examine known gossan mineralization on the property.

The Three Horses Property displays extensive gossan outcroppings at surface and has as part of its attractiveness similarities to Nevsun Resource's Bisha Project in Eritrea. F. William Nielsen, P. Geo., the V.P. of Exploration for Nevsun, is a director of Uranium Star. He played an integral roll in Bisha's discovery and advancement to the feasibility stage of development. Uranium Star has been able to retain the same exploration team that was instrumental in advancing the world class Bisha project to feasibility.

An initial examination of one part of the Three Horse Property revealed several large areas covered with gossanous boulders which are believed to overlie massive sulphide mineralization. At Bisha, in Eritrea, the gossanous material contained appreciable amounts of gold which overlay an extensive supergene enriched copper zone which itself overlay zinc rich massive sulphides. It is anticipated that a similar weathering regime in Madagascar may produce similar styles of mineralization at the Three Horse Property.

Underpinning Shareholder Value

While the Sagar Property in Northern Quebec remains the Company's primary Uranium and Gold exploration target, the addition of the Three Horses Property in Madagascar underpins shareholder value and mitigates the risk inherent in all exploration activities. A full exploration program is being completed at Sagar this fall which will be followed up with another full-scale program when analysis of results is complete.

Other Operators in Madagascar

Sherritt is one step closer to mining nickel on the Eden-like island of Madagascar after completing a US$2.1 billion debt financing deal. This is one of the largest project finance agreements ever completed in the mining industry, and is particularly impressive given the current lending climate. The probable reserves are estimated to be in the 125 million tonne range, grading 1.04% nickel and 0.099% cobalt with an estimated life of 27 years at planned production rates. Sherritt plans to spend about $3 billion in total to develop the project which is located near the Port of Toamasina on the west coast of Madagascar with a target completion date of 2010.

Rio Tinto plans to spend about $1 billion to develop a titanium project located near Port Daphne on the east coast of Madagascar.

Alcan is currently in the process of evaluating a bauxite/aluminum project which is potentially another large mining project on the island of Madagascar.

About the Company

Uranium Star Corp. is a rapidly emerging uranium exploration company with assets in Northern Quebec and Arizona. Its shares are traded on the OTCBB under the symbol URST, as well as the Frankfurt Exchange under the symbol YE5. The Company continues to focus on high priority property acquisition and exploration in order to underpin and augment the company's current property holdings.

Uranium Star has applied for and is awaiting Canadian reporting issuer status. Achieving this status is a significant step in listing on a Canadian stock exchange. As an already NASDAQ listed company, Uranium Star will continue to pursue an additional listing on the TSX Venture Exchange.

For more information, please contact

The Buick Group
Jon Ruby
Toll Free: 1-877-748-0914
Email: jruby@buickgroup.com

or

Uranium Star Corp.
Kirk McKinnon
President and CEO
(416) 364-4986 or 1-800-818-5442

or

Uranium Star Corp.
Richard Schler
Vice President and CFO
(416) 364-4986 or 1-800-818-5442
Website: www.uraniumstar.com